                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Algos Pharmaceutical Corporation (a development stage enterprise) on Form S-8 (File No. 333-29853) of our report dated March 4, 1998, on our audits of the financial statements of Algos Pharmaceutical Corporation (a development stage enterprise) as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, and for the period January 1, 1992 (date of inception) to December 31, 1997, which report is included in this Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Princeton, New Jersey
March 30, 1998